Exhibit 99.1

AMENDED CHARTER FOR THE

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

OF

NEWCARDIO, INC.

 March 28, 2011

PURPOSE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of NewCardio, Inc. (the “Company”) shall provide assistance to the Board in fulfilling its oversight responsibilities relating to management’s conduct of the Company’s financial reporting process, the Company’s systems of internal accounting and financial controls, its disclosure controls and procedures, the annual independent audit of the Company’s financial statements, the quality and integrity of the Company’s financial statements, the Company’s compliance with applicable legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors, the performance of the Company’s internal audit function and its independent auditors, and it shall prepare a report to be included in the Company’s annual proxy statement. In so doing, it is the responsibility of the Committee to maintain free and open communications among the Committee, the directors, the independent auditors, the internal auditors and the financial management of the Company.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company, and it shall have the full power to retain outside legal, accounting or other advisors to assist it in fulfilling its duties.

MEMBERSHIP AND COMPENSATION

The Committee shall comprise at least three directors, each of whom shall meet the independence requirements under applicable laws and the rules of the NASDAQ Stock Market, Inc. Listing Rules (the “NASDAQ Rules”) (including the 5000 series),  and the Securities and Exchange Commission (“SEC”).

The members of the Committee shall be appointed by the Board; Committee members may be replaced by the Board.

The Committee shall have at least one member who the Board has determined is an audit committee financial expert, as that term is defined by the SEC, and all members of the Committee shall be financially literate as required by the rules of the NASDAQ Rules. The members of the Committee shall not, directly or indirectly, receive any compensation from the Company, other than directors’ fees.

RESPONSIBILITIES AND DUTIES

The primary responsibility of the Committee is to assist the Board in overseeing the integrity of the Company’s financial reporting process and financial statements. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to assure to the directors and shareholders that the accounting and reporting practices of the Company are in accordance with all applicable requirements and present in clear and accurate fashion the information needed by investors to make responsible investment decisions.

The Committee shall appoint, retain and replace the Company’s independent auditors. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors, all in accordance with applicable law, and in connection with the issuance of an audit report or related work. The independent auditors shall report directly to the Committee. The Committee shall have the sole authority to pre-approve each engagement (including the fees and terms of the engagement) of the Company’s independent auditors to perform auditing services or permitted non-audit services, all as described in the Securities Exchange Act of 1934, and the Committee may establish pre-approval polices and procedures for the engagement of the Company’s independent auditors to provide audit or permissible non-audit services.

The Committee shall meet as often as it may determine, but not less than quarterly. The Committee may form and delegate authority to subcommittees when appropriate.

The Committee shall meet periodically with management, the Company’s internal auditors and its independent auditors in separate executive sessions.

The following shall be the common recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate given changing circumstances.

In carrying out its responsibilities, the Committee shall:

Financial Statement and Disclosure Matters

•
Discuss with management and the independent auditors the Company’s annual audited financial statements, including disclosures made in the related Management’s Discussion and Analysis of Financial Condition and Results of Operations, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•
Discuss with management and the independent auditors the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made in the related Management’s Discussion and Analysis of Financial Condition and Results of Operations and the results of the independent auditors’ reviews of the quarterly financial statements.

•
Review and discuss with management: (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, major issues as to the adequacy of the Company’s internal controls and steps adopted in light of any material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues, accounting policies, estimates and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; (c) the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures on the financial statements of the Company; and (d) information an be disclosed and presentations to be made with respect to any earnings press release (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance to be provided to analysts and ratings agencies.

•
Discuss the Company’s guidelines and policies with respect to how it manages risk assessment and risk management and discuss any major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114 or any successor provision relating to the conduct of the audit, including;

◦	the adoption of, or changes to, the Company’s significant accounting principles and practices as suggested by the independent auditors, internal auditors or management.

◦	any management or internal control letter issued or proposed by the independent auditors and the Company’s response to that letter.

◦	any accounting adjustments that were noted or proposed by the auditors but that were not recorded.

•	Quarterly, review and discuss with the independent auditors:

◦	The initial adoption of, and all significant changes to, critical accounting policies and practices used.

◦
All alternative treatments of accounting information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

◦	Other written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

•
Review with the independent auditors any problems or difficulties the auditors encountered in the course of their audit work, including any restrictions on the scope of the auditors’ activities or their access to requested information and significant disagreements with management as well as management’s response.

•	Review the independent auditor’s attestation and report on management’s assessment of internal control over financial reporting.

•
Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Company’s Form 10-K and Form 10-Q about any significant deficiencies or material weaknesses in the design or operation of the Company’s internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

•
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of the Company of any concerns regarding accounting or auditing matters.

Oversight of the Company’s Relationship with the Independent Auditors

•	Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit.

•	Review the experience and qualifications of the senior members of the independent auditors’ team.

•
Obtain annually from the independent auditors a written list of all of their relationships with and professional services provided to the Company and its related entities, as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and review no less frequently than annually a report from the independent auditors regarding (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditors, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditors and the Company.

•
Evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditor’s quality controls are adequate and whether the provision of non- audit services, if any, is compatible with maintaining the auditors’ independence.

•
With respect to qualifications, performance and independence of the independent auditors, take into account the opinions of management and the internal auditors and present its conclusions to the Board and take such additional actions as it deems appropriate to satisfy itself of the qualifications, performance and independence of the Company’s independent auditors.

•
In addition to the rotation of the lead audit partner every five years, consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm itself on a regular basis.

•	Set clear hiring policies for any employees or former employees of the independent auditors who may have been engaged on the Company’s account.

•	As considered appropriate by the Committee, discuss with the independent auditors matters of audit quality and consistency.

Oversight of the Company’s Internal Audit Function (when applicable)

•	Review the significant reports to management prepared by the internal auditing department and any management responses.

•	Annually review and recommend changes (if any) to the internal audit charter.

•
Discuss with the internal audit department and the independent auditors the internal audit department’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities and Other Matters

•	Review the quarterly and annual certifications of the CFO/CEO, as required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

•	Confirm annual distribution to all employees of, and assess the Company’s compliance with. the Company’s Code of Business Conduct and Ethics.

•	Advise the Board with respect to any material violations of the Company’s internal controls, policies and procedures, including but not limited to the Company’s Code of Business Conduct and Ethics.

•	Review reports and disclosures of insider and affiliated party transactions.

•
Discuss with management and the Company’s independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Company’s financial statements or accounting policies.

•
Review and reassess this charter at least annually. In addition, a copy of this charter shall be included on the Company’s website and the Company’s SEC Form 10-K or proxy statement shall state that this charter is available on the Company’s website or upon the request of a shareholder of the Company.

•	Evaluate the Committee’s performance on an annual basis.

•	Report regularly to the Board of Directors.